CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 30 to the registration statement on Form N-1A (File No. 2-98790) (Registration Statement) of our reports dated September 15, 2010, relating to the financial statements and financial highlights of Putnam AMT-Free Municipal Fund and Putnam Tax-Free High Yield Fund, respectively, each a series of Putnam Tax-Free Income Trust, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

Boston, Massachusetts
November 22, 2010